UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2011, GMX Resources Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering of 21,075,000 shares of the Company’s common stock, par value $0.001 per share, (“Common Stock”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-151721) at a price to the Company of $4.75 per share. The Underwriters were also granted an option to purchase up to an additional 3,161,250 shares from the Company within 30 days of the date of the Underwriting Agreement.

The Company expects to use the net proceeds, together with proceeds from a concurrent private placement of senior notes, to fund an offer to purchase up to $50.0 million of its 5.00% convertible senior notes due 2013, (ii) to repay the current outstanding balance under its secured revolving credit facility, (iii) to fund the cash portion of the purchase price of pending acquisitions of undeveloped oil and gas leases for approximately $68.3 million, (iv) to fund its exploration and development program and (v) for other general corporate purposes.

Credit Suisse AG (Cayman Islands Branch), an affiliate of Credit Suisse Securities (USA) LLC, and Capital One, National Association, an affiliate of Capital One Southcoast, Inc., are lenders under the Company’s existing secured revolving credit facility, and as such, are entitled to be repaid with the proceeds of the offering that are used to repay the Company’s secured revolving credit facility. The amount of outstanding indebtedness owed to such lender will therefore be reduced.

The Underwriting Agreement provides that the obligations of the underwriters to purchase the shares of common stock are subject to approval of legal matters by counsel and other customary conditions. The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 1.1 to this report on Form 8-K and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December February 4, 2011, by and between GMX Resources Inc. and Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

5.1	Exhibit 5.1 Opinion of Crowe & Dunlevy, A Professional Corporation.

23.1	Consent of Crowe & Dunlevy, A Professional Corporation. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: February 8, 2011	By:	/s/ James A. Merrill
		Name:	James A. Merrill
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December February 4, 2011, by and between GMX Resources Inc. and Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

5.1	Exhibit 5.1 Opinion of Crowe & Dunlevy, A Professional Corporation.

23.1	Consent of Crowe & Dunlevy, A Professional Corporation. (included in Exhibit 5.1)